Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS THIRD QUARTER 2022 RESULTS

Lake Forest, IL, October 24, 2022 – Packaging Corporation of America (NYSE: PKG) today reported third quarter 2022 net income of $262 million, or $2.80 per share, and net income of $266 million, or $2.83 per share, excluding special items. Third quarter net sales were $2.1 billion in 2022 and $2.0 billion in 2021.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	September 30,
	2022	2021	Change
Reported Diluted EPS	$2.80	$2.63	$0.17
Special Items Expense (1)	0.03	0.06	(0.03)
Diluted EPS excluding Special Items	$2.83	$2.69	$0.14

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the third quarter of 2022 include special items primarily for certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities.

Excluding special items, the $.14 per share increase in third quarter 2022 earnings compared to the third quarter of 2021 was driven primarily by higher prices and mix in our Packaging $1.60 and Paper $.23 segments, lower interest expense $.04, a lower share count resulting from share repurchases $.04, and a lower tax rate $.02. These items were partially offset by higher operating costs ($.77), lower volume in our Packaging ($.52) and Paper ($.05) segments, higher freight and logistics expenses ($.20), higher scheduled outage expenses ($.10), higher depreciation expense ($.07), higher converting costs ($.04), and other expenses ($.04).

Results were $.03 above third quarter guidance of $2.80 per share primarily due to higher prices and mix in our Packaging and Paper segments and lower operating costs.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	September 30,
	2022	2021
Segment income (loss)
Packaging	$359.2	$365.2
Paper	26.1	11.0
Corporate and Other	(25.0)	(23.4)
	$360.3	$352.8

Segment income (loss) excluding special items
Packaging	$362.0	$371.1
Paper	27.4	12.2
Corporate and Other	(25.0)	(23.3)
	$364.4	$360.0

EBITDA excluding special items
Packaging	$467.1	$466.9
Paper	32.6	18.1
Corporate and Other	(22.6)	(21.0)
	$477.1	$464.0

In the Packaging segment, total corrugated products shipments and shipments per day were down (6.0%) over last year’s third quarter. Containerboard production was 1,116,000 tons, and containerboard inventory was up 11,000 tons from the third quarter of 2021 and up 22,000 tons compared to the second quarter of 2022. In the Paper segment, sales volume was down 13,000 tons compared to the third quarter of 2021, and up 6,000 tons compared to the second quarter of 2022.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “We were able to exceed our guidance for the quarter even though we continued to experience significant cost inflation across the Company and demand in our Packaging segment was well below our expectations. Implementation of our previously announced price increases in the Packaging and Paper segments continued to generate excellent results, and our mills and plants remained focused on lowering operating costs through process efficiency optimization efforts and material usage initiatives. We also ran our containerboard system in a very cost-effective manner to match our supply with demand, and the scheduled outages in our mills were executed very well.”

"Looking ahead as we move from the third and into the fourth quarter,” Mr. Kowlzan added, "we see most of the issues that impacted third quarter Packaging segment demand continuing, and we will run our containerboard system based on this current outlook. At our Jackson, Alabama mill we will be completing the scheduled annual maintenance outage as well as the first phase of the containerboard conversion work on the No. 3 machine. Our box plants will have four less shipping days in the fourth quarter, and we also expect a seasonally less rich mix in corrugated products as well as lower average export containerboard prices. In our Paper segment, we will continue to implement our price increase that took effect in September; however, volume will be lower compared to the seasonally stronger third quarter. Scheduled outage expenses will be higher, and we expect slightly higher operating costs, primarily labor and benefit expenses, along with anticipated colder weather resulting in higher energy costs. Considering these items, we expect fourth quarter earnings of $2.22 per share."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently anticipate special items in the fourth quarter of 2022 to include charges, fees, and expenses for paper-to-containerboard conversion related activities at the Jackson, AL mill. We do not currently expect any additional significant special items during the fourth quarter; however, additional special items may arise due to fourth quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 90 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 3rd Quarter 2022 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Tuesday, October 25, 2022 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10170634/f42801ac8a
OR
CALL-IN NUMBER:	(866) 777-2509 (U.S.); (866) 605-3852 (Canada) or (412) 317-5413 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	October 25, 2022 through November 8, 2022

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 8761960

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2022		2021		2022		2021
Net sales	$2,125.9		$2,000.1		$6,499.6		$5,687.1
Cost of sales	(1,607.5)	(1)	(1,489.4)	(2)	(4,859.3)	(1)	(4,324.0)	(2)
Gross profit	518.4		510.7		1,640.3		1,363.1
Selling, general, and administrative expenses	(145.2)		(144.5)	(2)	(462.9)		(435.7)	(2)
Other expense, net	(12.9)	(1)	(13.4)	(2)	(44.7)	(1)	(41.7)	(2)
Income from operations	360.3		352.8		1,132.7		885.7
Non-operating pension income	3.6		5.0		10.9		14.8
Interest expense, net	(16.5)		(23.9)	(2)	(55.3)		(72.2)	(2)
Income before taxes	347.4		333.9		1,088.3		828.3
Provision for income taxes	(84.9)		(83.2)		(270.1)		(203.7)
Net income	$262.5		$250.7		$818.2		$624.6

Earnings per share:
Basic	$2.81		$2.64		$8.74		$6.58
Diluted	$2.80		$2.63		$8.70		$6.55

Computation of diluted earnings per share under the two class method:
Net income	$262.5	$250.7	$818.2	$624.6
Less: Distributed and undistributed income available to participating securities	(1.9)	(1.7)	(6.4)	(4.9)
Net income attributable to PCA shareholders	$260.6	$249.0	$811.8	$619.7
Diluted weighted average shares outstanding	93.2	94.7	93.3	94.6
Diluted earnings per share	$2.80	$2.63	$8.70	$6.55

Supplemental financial information:
Capital spending	$179.7	$149.7	$577.1	$366.2
Cash, cash equivalents, and marketable debt securities	$793.5	$1,849.1	$793.5	$1,849.1

(1)
The three and nine months ended September 30, 2022 include the following:

a.
$3.9 million and $9.4 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.2 million of charges and $0.2 million of income, respectively, consisting of closure costs related to corrugated products facilities and acquisition and integration costs related to the December 2021 Advance Packaging Corporation acquisition, partially offset by a gain on sale of assets related to a corrugated products facility. For the nine months ended September 30, 2022, these costs were offset by insurance proceeds received for a natural disaster at one of the corrugated products facilities and a favorable lease buyout for a closed corrugated products facility. These items were recorded in "Cost of sales" and "Other expense, net", as appropriate.

(2)
The three and nine months ended September 30, 2021 include the following:

a.
$4.5 million and $9.4 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

b.
$2.7 million and $0.1 million, respectively, of charges consisting of closure costs related to corrugated products facilities. For the nine months ended September 30, 2021, these costs are partially offset by income primarily consisting of an adjustment of the required asset retirement obligation related to the 2020 closure of the San Lorenzo, California facility, a gain on sale of transportation assets, and insurance proceeds received for a natural disaster at one of the corrugated products facilities. These items were recorded in "Cost of sales" and “Other expense, net”, as appropriate.

c.
$0.5 million of costs related to the Company's September 2021 debt refinancing, which were recorded in “Interest expense, net”.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Segment sales
Packaging	$1,940.2	$1,829.4	$5,971.6	$5,171.4
Paper	165.3	150.3	468.6	457.1
Corporate and Other	20.4	20.4	59.4	58.6
	$2,125.9	$2,000.1	$6,499.6	$5,687.1

Segment income (loss)
Packaging	$359.2	$365.2	$1,141.3	$940.3
Paper	26.1	11.0	71.2	22.3
Corporate and Other	(25.0)	(23.4)	(79.8)	(76.9)
Income from operations	360.3	352.8	1,132.7	885.7
Non-operating pension income	3.6	5.0	10.9	14.8
Interest expense, net	(16.5)	(23.9)	(55.3)	(72.2)
Income before taxes	$347.4	$333.9	$1,088.3	$828.3

Segment income (loss) excluding special items (1)
Packaging	$362.0	$371.1	$1,144.3	$945.3
Paper	27.4	12.2	77.4	27.3
Corporate and Other	(25.0)	(23.3)	(79.8)	(77.4)
	$364.4	$360.0	$1,141.9	$895.2

EBITDA excluding special items (1)
Packaging	$467.1	$466.9	$1,456.3	$1,227.8
Paper	32.6	18.1	93.0	45.5
Corporate and Other	(22.6)	(21.0)	(72.5)	(70.7)
	$477.1	$464.0	$1,476.8	$1,202.6

____________

(1)
Segment income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Packaging
Segment income	$359.2	$365.2	$1,141.3	$940.3
Jackson mill conversion-related activities	2.6	3.2	3.2	4.1
Acquisition-related, facilities closure and other costs (income)	0.2	2.7	(0.2)	0.9
Segment income excluding special items (1)	$362.0	$371.1	$1,144.3	$945.3

Paper
Segment income	$26.1	$11.0	$71.2	$22.3
Jackson mill conversion-related activities	1.3	1.2	6.2	5.0
Segment income excluding special items (1)	$27.4	$12.2	$77.4	$27.3

Corporate and Other
Segment loss	$(25.0)	$(23.4)	$(79.8)	$(76.9)
Acquisition-related, facilities closure and other income	—	—	—	(0.8)
Jackson mill conversion-related activities	—	0.1	—	0.3
Segment loss excluding special items (1)	$(25.0)	$(23.3)	$(79.8)	$(77.4)

Income from operations	$360.3	$352.8	$1,132.7	$885.7

Income from operations, excluding special items (1)	$364.4	$360.0	$1,141.9	$895.2

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	September 30,
	2022				2021
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$347.4	$(84.9)	$262.5	$2.80	$333.9	$(83.2)	$250.7	$2.63
Special items (2):
Jackson mill conversion-related activities	3.9	(1.0)	2.9	0.03	4.5	(1.1)	3.4	0.03
Acquisition-related, facilities closure and other costs (income)	0.2	—	0.2	—	2.7	(0.7)	2.0	0.02
Debt refinancing	—	—	—	—	0.5	(0.1)	0.4	0.01
Total special items	4.1	(1.0)	3.1	0.03	7.7	(1.9)	5.8	0.06
Excluding special items	$351.5	$(85.9)	$265.6	$2.83	$341.6	$(85.1)	$256.5	$2.69

	Nine Months Ended
	September 30,
	2022				2021
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$1,088.3	$(270.1)	$818.2	$8.70	$828.3	$(203.7)	$624.6	$6.55
Special items (2):
Jackson mill conversion-related activities	9.4	(2.3)	7.1	0.08	9.4	(2.4)	7.0	0.07
Acquisition-related, facilities closure and other costs (income)	(0.2)	—	(0.2)	—	0.1	—	0.1	—
Debt refinancing	—	—	—	—	0.5	(0.1)	0.4	0.01
Total special items	9.2	(2.3)	6.9	0.08	10.0	(2.5)	7.5	0.08
Excluding special items	$1,097.5	$(272.4)	$825.1	$8.78	$838.3	$(206.2)	$632.1	$6.63

____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income	$262.5	$250.7	$818.2	$624.6
Non-operating pension income	(3.6)	(5.0)	(10.9)	(14.8)
Interest expense, net	16.5	23.9	55.3	72.2
Provision for income taxes	84.9	83.2	270.1	203.7
Depreciation, amortization, and depletion	114.0	105.6	338.0	311.0
EBITDA (1)	$474.3	$458.4	$1,470.7	$1,196.7
Special items:
Jackson mill conversion-related activities	2.7	3.3	6.4	6.4
Acquisition-related, facilities closure and other costs (income)	0.1	2.3	(0.3)	(0.5)
EBITDA excluding special items (1)	$477.1	$464.0	$1,476.8	$1,202.6

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Packaging
Segment income	$359.2	$365.2	$1,141.3	$940.3
Depreciation, amortization, and depletion	105.3	96.2	312.2	283.1
EBITDA (1)	464.5	461.4	1,453.5	1,223.4
Jackson mill conversion-related activities	2.5	3.2	3.1	4.1
Acquisition-related, facilities closure and other costs (income)	0.1	2.3	(0.3)	0.3
EBITDA excluding special items (1)	$467.1	$466.9	$1,456.3	$1,227.8

Paper
Segment income	$26.1	$11.0	$71.2	$22.3
Depreciation, amortization, and depletion	6.3	7.1	18.5	21.1
EBITDA (1)	32.4	18.1	89.7	43.4
Jackson mill conversion-related activities	0.2	—	3.3	2.1
EBITDA excluding special items (1)	$32.6	$18.1	$93.0	$45.5

Corporate and Other
Segment loss	$(25.0)	$(23.4)	$(79.8)	$(76.9)
Depreciation, amortization, and depletion	2.4	2.3	7.3	6.8
EBITDA (1)	(22.6)	(21.1)	(72.5)	(70.1)
Acquisition-related, facilities closure and other income	—	—	—	(0.8)
Jackson mill conversion-related activities	—	0.1	—	0.2
EBITDA excluding special items (1)	$(22.6)	$(21.0)	$(72.5)	$(70.7)

EBITDA excluding special items (1)	$477.1	$464.0	$1,476.8	$1,202.6

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.